UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 28, 2011
NorthStar Realty Finance Corp.
(Exact name of registrant as specified in its charter)
Maryland (State or other jurisdiction of incorporation)	001-32330 (Commission File Number)	11-3707493 (I.R.S. Employer Identification No.)

399 Park Avenue, 18th Floor, New York	10022
(Address of principal executive offices)	(Zip Code)
(212) 547-2600
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01     Entry Into a Material Definitive Agreement.

On October 28, 2011, an indirect wholly owned subsidiary of NorthStar Realty Finance Corp. (the “Company”), entered into a Master Repurchase and Securities Contract (the “Repurchase Agreement”) with Wells Fargo Bank, National Association.  The Repurchase Agreement will be used to finance the acquisition of AAA-rated commercial mortgage backed securities (“AAA CMBS”) as more particularly described in the Repurchase Agreement.  The Repurchase Agreement provides financing of up to $100 million for AAA CMBS (the “Facility”).

Advances under the Repurchase Agreement accrue interest at a per annum pricing rate equal to 1.645% as of November 2, 2011, subject to adjustment and as further described in the Facility. The initial maturity date of the Facility is October 28, 2013, subject to a one year extension at the Company’s option, which may be exercised upon the satisfaction of certain conditions set forth in the Repurchase Agreement.

In connection with the Repurchase Agreement, the Company, together with NorthStar Realty Finance Limited Partnership (the “Operating Partnership”) and NRFC Sub-REIT Corp. (“Sub-REIT”), provided a Guaranty Agreement (the “Guaranty”), under which the Company, the Operating Partnership and Sub-REIT guaranty the obligations under the Repurchase Agreement.

The Repurchase Agreement contains representations, warranties, covenants, events of default and indemnities that are customary for agreements of this type, including a liquidity covenant that requires NRFC Sub-REIT to maintain at least $35 million in unrestricted cash or cash equivalents at all times after the initial advance during the term of the Facility.

The foregoing summary does not purport to be a complete description and is qualified in its entirety by reference to the Repurchase Agreement and the Guaranty, which will be filed as exhibits to the Company’s annual report on Form 10-K for the year ended December 31, 2011.  Capitalized terms used in this Item 1.01 and not otherwise defined herein have the meanings given to such terms in the Repurchase Agreement.

ITEM 7.01           Regulation FD Disclosure.

The press release issued on November 2, 2011 announcing the Company’s third quarter common stock dividend reported that the Company’s common shares will begin trading ex-dividend on November 10, 2011.  The ex-dividend date is corrected to be November 9, 2011, payable on November 18, 2011 to shareholders of record as of the close of business on November 14, 2011.  A copy of the updated press release is furnished hereto as Exhibit 99.1.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 furnished pursuant to Item 9.01, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section. Furthermore, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 furnished pursuant to Item 9.01, shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended.

ITEM 9.01     Financial Statements and Exhibits.

(d)           Exhibits.

The following exhibit is furnished as part of this Current Report on Form 8-K:

Exhibit Number	Description

99.1	Updated Third Quarter Common Stock Dividend Press Release, dated November 3, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthStar Realty Finance Corp. (Registrant)
Date: November 3, 2011	By:	/s/ Ronald J. Lieberman Ronald J. Lieberman General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Updated Third Quarter Common Stock Dividend Press Release, dated November 3, 2011.